Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DT Midstream, Inc. of our report dated March 19, 2021 relating to the financial statements of DT Midstream, Inc., which appears in DT Midstream, Inc.’s registration statement on Form 10 (No. 001-40392) filed on May 26, 2021.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

July 1, 2021